UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland	0-31957	38-0135202
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

100 S. Second Ave., Alpena, Michigan 49707

(Address of principal executive offices)

(989) 356-9041

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 14, 2014, First Federal of Northern Michigan Bancorp, Inc. (the “Company”) announced that director Keith D. Wallace retired pursuant to a provision of the Company’s bylaws which prohibits board members from continuing to serve on the board after the annual meeting of shareholders immediately following the director reaching the age of 72.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2014, the Company held its 2014 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors	For	Withheld	Broker Non-Vote

	Martin A. Thomson	1,034,748	516,813	777,074

	James E. Kraenzlein	1,356,836	194,725	777,074

2.     The ratification of the appointment of Plante & Moran, PLLC as independent registered public accounting firm of the Company for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Vote

2,325,197	747	2,691	–

3.	To consider and act upon a non-binding advisory resolution regarding the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote

1,236,713	262,140	52,708	777,074

Item 8.01	Other Events.

On May 14, 2014, the Company made a presentation at its 2014 Annual Meeting of Stockholders. A copy of the presentation as presented at the 2014 Annual Meeting of Stockholders is attached as Exhibit 99.1 to this report and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

Exhibit 99.1 Annual Meeting Presentation dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN
BANCORP, INC.

Date: May 16, 2014	By:	/s/ Michael W. Mahler
Michael W. Mahler
President and Chief Executive Officer
(Duly Authorized Representative)